UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2026

METROPOLITAN BANK HOLDING CORP.

(Exact Name of Registrant as Specified in Its Charter)

New York	001-38282	13-4042724
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

99 Park Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

(212) 659-0600

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 6, 2026, William Reinhardt provided notice of his retirement from the board of directors (the “Board”) of Metropolitan Bank Holding Corp. (the “Company”) and the board of directors of its wholly owned subsidiary, Metropolitan Commercial Bank (the “Bank”), in each case effective immediately.  In connection with Mr. Reinhardt’s retirement from the Board, the Board designated him as director emeritus. In accordance with the Amended and Restated Bylaws of the Company, Mr. Reinhardt’s status as a director emeritus is honorary and he will not have any rights or duties as a director of the Company. Mr. Reinhardt will be entitled to attend Board meetings upon invitation by the Board. Effective as of Mr. Reinhardt’s retirement, the Board reduced the number of directors constituting the Board to eleven directors.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: June 8, 2026	By:	/s/ Mark DeFazio
Mark DeFazio
President and Chief Executive Officer